SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date  of  Report  (Date  of  earliest  event  reported):  April  11,  2000
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                          AMERICAN BINGO & GAMING CORP.
                          -----------------------------
                            (Exact name of registrant
                           As specified in its charter)



            Delaware                    1-13530                 74-2723809
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         (State  or  other            (Commission           (I.R.S.  Employer
          Jurisdiction  of             File  Number)         Identification No.)
          incorporation)



  1440  Charleston  Highway,  West  Columbia,  South  Carolina          29169
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     (Address  of  principal  executive  offices)                    (Zip  Code)



       Registrant's telephone number, including area code: (803) 796-7875
                                                           --------------


                              Not  Applicable
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      (Former  name  or  former  address,  if  changed since last report.)


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Item  5.              Other  Events.
------------------------------------

On April 10, 2000, the Company terminated its contractual relationship with Mims & Dye Enterprises and has entered into a new contract with consolidated Gaming Company. LLC of Columbia, South Carolina to operate a portion of the Company's video gaming machines. The press release is attached as Exhibit 10.1.

On April 11, 2000, the Company announced that it had entered into a contract - through wholly owned subsidiaries - with Prepaid Elite, LLP of Austin, Texas to provide phone card dispensing machines with a sweepstakes promotional game at all of its eleven bingo halls in Texas. Prepaid Elite paid the Company a $100,000 non-refundable security deposit as a credit against future earnings of the company. This amount is an approximation of the quarterly earnings estimated to be received by the Company's wholly owned subsidiaries. The press release is attached as Exhibit 10.2.

Item  7.              Exhibits.
-------------------------------

     10.1  Press  Release  dated  April  11,  2000
     10.2  Press  Release  dated  April  11,  2000


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